Exhibit 99.1

NUVERRA REPORTS SECOND-QUARTER AND YEAR-TO-DATE 2015 RESULTS

SCOTTSDALE, Ariz. (Aug. 10, 2015) - Nuverra Environmental Solutions, Inc. (NYSE: NES) (“Nuverra” or the “Company”) announced financial and operating results today for the second quarter and six months ended June 30, 2015.
SUMMARY OF QUARTERLY RESULTS

▪
Revenue from continuing operations for the second quarter of $92.4 million, a decrease of $26.7 million, or 22.4%, sequentially from the first quarter of 2015, and down $34.4 million, or 27.1%, from the second quarter of 2014.

▪
Second-quarter net loss from continuing operations of $20.6 million, or a loss of $0.75 per diluted share, compared with a net loss of $24.7 million, or a loss of $0.97 per diluted share, in the second quarter of 2014.

▪
Adjusted net loss from continuing operations, excluding special items, of $18.5 million, or a loss of $0.67 per diluted share, compared with adjusted net loss of $11.6 million, or a loss of $0.45 per diluted share, in the second quarter of 2014.

▪	EBITDA from continuing operations of $10.1 million, an increase of $194,000, or 2.0%, from the second quarter of 2014.

▪	Adjusted EBITDA from continuing operations of $12.3 million, a decrease of $10.6 million, or 46.3% from the second quarter of 2014

▪
Total costs and expenses in the second quarter down $38.8 million, or 28%, compared with the second quarter of 2014. On a year-to-date basis, total costs and expenses down by $53.0 million, or 19.5%, compared with the first half of 2014.

▪	Year-to-date net cash provided by operating activities from continuing operations of $42.3 million; year-to-date free cash flow of $35.0 million.
Mark D. Johnsrud, Chairman of the Board and Chief Executive Officer, commented, “As expected, the industry environment proved to be challenging throughout the second quarter, with a further decline in overall drilling and completion activities coupled with pricing concessions that impacted the full quarter. The effect of the energy market downturn was more pronounced in the Bakken, where we have most recently seen a 62% drop in rig count from a year ago, compared with the overall decline in North American land rigs of 53%.
“In view of the current industry conditions, our expectation is for lower levels of drilling and completion activities to continue into the second half of the year,” Mr. Johnsrud said. “As such, we will remain consistent in our strategy to further proactively manage costs, drive operating efficiencies, preserve capital, optimize asset utilization and deliver the best services to our customers so that we can emerge a stronger company positioned for growth in the recovery.”
SECOND QUARTER 2015 RESULTS
Second-quarter 2015 revenue from continuing operations was $92.4 million, a decrease of approximately $34.4 million or 27.1%, compared with revenue from continuing operations of $126.9 million in the second quarter of 2014. Revenue was down 22.4% sequentially when compared to the 2015 first quarter. The decline was primarily due to the substantial quarterly decrease in overall water logistics, solids management and rental activities in the Rocky Mountain Division, as well as a decrease in water logistics and fresh water transfer services in the Southern Division. These decreases were partly offset by increases in water logistics and salt water recycling activities in the Northeast Division.
Proactive cost-management initiatives across the organization contributed to a 28% reduction in total costs and expenses in the second quarter when compared with the second quarter of 2014. During the second quarter, total costs and expenses decreased by $38.8 million, primarily attributable to $11.5 million in lower payroll and related expenses with an associated 14.9% reduction in total personnel, $6.2 million in fuel savings, $12.4 million in lower legal and environmental costs and $8.7 million in all other savings. On a year-to-date basis, the Company’s cost-management efforts have contributed to a 19.5% reduction in total costs and expenses, including a 21.6% reduction in personnel.

Second-quarter 2015 net loss from continuing operations was $20.6 million, or a loss of $0.75 per diluted share, compared with a loss of $24.7 million, or a loss of $0.97 per diluted share, in the second quarter of 2014. Adjusted net loss from continuing operations, excluding special items, was $18.5 million for the quarter, or a loss of $0.67 per diluted share, compared with adjusted net loss from continuing operations of $11.6 million, or a loss of $0.45 per share in the second quarter of 2014. Due to the valuation allowance against deferred tax assets, the Company does not record tax benefits attributable to its pre-tax loss.
Adjusted EBITDA from continuing operations for the second quarter was $12.3 million, a 46.3% year-over-year decrease when compared with $22.9 million in the second quarter of 2014. Adjusted EBITDA margin for the second quarter was 13.3%, compared with 18.0% in the second quarter of 2014. The decrease was due to the lower overall base of fluids logistics, solids management and rental revenue driven primarily by significant declines in the Rocky Mountain Division, offset in part by overall cost savings achieved in the second quarter. A reconciliation of excluded items and adjusted EBITDA to the most directly comparable GAAP financial measure can be found in the financial tables included with this press release.
YEAR-TO-DATE RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2015 (“YTD”)
YTD revenue from continuing operations was $211.5 million, a decrease of $43.3 million or 17.0%, compared with $254.9 million for the same period in 2014. The difference was primarily a result of lower overall levels of water logistics, solids management and rental activities in the Rocky Mountain Division and a decline in water logistics and fresh water transfer services in the Southern Division. These decreases were partly offset by increases in water logistics and salt water recycling activities in the Northeast Division.
YTD net loss from continuing operations was $32.6 million, or a loss of $1.18 per diluted share, compared with a loss of $36.6 million, or a loss of $1.45 per diluted share, for the same period in 2014. Excluding special items, YTD adjusted net loss from continuing operations was $29.8 million, or a loss of $1.08 per diluted share, compared with adjusted net loss from continuing operations of $20.7 million, or a loss of $0.82 per share in 2014.
YTD adjusted EBITDA from continuing operations was $31.0 million, a 25.8% decrease when compared with the same period in 2014. Adjusted EBITDA margin for the 2015 YTD period was 14.6%, compared with 16.4% in 2014. The decrease was due primarily to the lower overall base of water logistics, solids management and rental revenue, offset in part by cost savings achieved in the first half of the year.
CASH FLOW AND LIQUIDITY
Net cash provided by operating activities from continuing operations through June 30, 2015 was $42.3 million. Year-to-date net cash capital expenditures for continuing operations were $7.4 million, and related primarily to targeted investments in the Terrafficient solids recycling facility and other transportation-related equipment in the Rocky Mountain Division. The Company’s disciplined capital spending and measured cost controls generated $35.0 million in free cash flow during the six-month period.
As of June 30, 2015, total debt outstanding, excluding $0.5 million of discounts and premiums, was $524.0 million, consisting of $400.0 million of 2018 Notes, $101.8 million outstanding under the revolving credit facility, and $22.2 million in capital leases and notes. Total liquidity at June 30, 2015 was $63.8 million, including $34.6 million cash and $29.2 million of net availability under the Company’s credit facility.

DIVISION SUMMARY

Three Months Ended June 30, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$47,601	$27,411	$17,415	$—	92,427
Operating income (loss)	1,371	295	(2,468)	(6,767)	(7,569)
Operating Margin %	2.9%	1.1%	(14.2)%	NA	(8.2)%
Adjusted EBITDA	10,764	4,667	1,939	(5,087)	12,283
Adjusted EBITDA Margin %	22.6%	17.0%	11.1%	NA	13.3%

Three Months Ended June 30, 2014	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$77,479	$22,484	$26,899	$—	126,862
Operating income (loss)	9,958	(4,264)	(6,875)	(10,739)	(11,920)
Operating Margin %	12.9%	(19.0)%	(25.6)%	NA	(9.4)%
Adjusted EBITDA	22,997	2,000	2,367	(4,475)	22,889
Adjusted EBITDA Margin %	29.7%	8.9%	8.8%	NA	18.0%

Six Months Ended June 30, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$117,011	$54,724	$39,804	$—	211,539
Operating income (loss)	11,563	197	(5,482)	(13,599)	(7,321)
Operating Margin %	9.9%	0.4%	(13.8)%	NA	(3.5)%
Adjusted EBITDA	29,118	8,446	4,243	(10,818)	30,989
Adjusted EBITDA Margin %	24.9%	15.4%	10.7%	NA	14.6%

Six Months Ended June 30, 2014	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$159,385	$41,659	$53,832	$—	254,876
Operating income (loss)	18,753	(7,311)	(9,109)	(19,324)	(16,991)
Operating Margin %	11.8%	(17.5)%	(16.9)%	NA	(6.7)%
Adjusted EBITDA	44,728	3,513	3,908	(10,361)	41,788
Adjusted EBITDA Margin %	28.1%	8.4%	7.3%	NA	16.4%
Rocky Mountain Division (Bakken)
In the Rocky Mountain Division, second-quarter revenue was $47.6 million, a decrease of 38.6% when compared with the second quarter of 2014. The decrease was related to an accelerated decline in drilling and completion activities, which significantly reduced second-quarter demand for water logistics, solids management and equipment rentals. Additionally, the full-quarter impact of pricing concessions drove lower revenue in the second quarter. On a year-to-date basis, Rocky Mountain Division revenue was $117.0 million, a decrease of 26.6%, when compared with YTD revenue of $159.4 million for the same period in 2014.
Second-quarter adjusted EBITDA for the Rocky Mountain Division was $10.8 million, a 53.2% decrease compared with adjusted EBITDA of $23.0 million in the second quarter of 2014. Second-quarter adjusted EBITDA margin was 22.6%, compared with an adjusted EBITDA margin of 29.7% in the second quarter of 2014. On a YTD basis, adjusted EBITDA for the Rocky Mountain Division was $29.1 million with a margin of 24.9%, compared with adjusted EBITDA of $44.7 million and a margin of 28.1% in 2014. Margin declines were primarily due to the substantial reduction in revenue from drilling and completion activities, offset in part by the impact of cost-management initiatives.

Northeast Division (Marcellus, Utica)
In the Northeast Division, second-quarter revenue was $27.4 million, an increase of 21.9% compared with revenue of $22.5 million in the second quarter of 2014. The year-over-year increase was driven by higher overall water logistics and salt water disposal activities, primarily related to newer customers in the Utica and South Marcellus regions. On a YTD basis, Northeast Division revenue was $54.7 million, an increase of 31.4%, when compared with YTD revenue of $41.7 million in the same period of 2014.
Second-quarter adjusted EBITDA for the Northeast Division was $4.7 million, a 133.4% increase compared with adjusted EBITDA of $2.0 million in the second quarter of 2014. Second-quarter adjusted EBITDA margin was 17.0%, compared with adjusted EBITDA margin of 8.9% in the second quarter of 2014. On a YTD basis, adjusted EBITDA for the Northeast Division was $8.4 million, resulting in a margin of 15.4%, compared with $3.5 million and a margin of 8.4% in 2014. Margin improvements were primarily due to a higher overall revenue base combined with the impact of cost-management initiatives.
Southern Division (Haynesville, Eagle Ford, Mississippian, Permian)
In the Southern Division, second-quarter revenue was $17.4 million, a 35.3% decrease compared with revenue of $26.9 million in the second quarter of 2014. The difference was primarily related to the overall decline in drilling and completion activities throughout the region, which drove reduced demand for water logistics services. Haynesville Pipeline revenue was up slightly on a sequential basis when compared with the first quarter of 2015; however, this was offset by sequential decreases in disposal revenue in both the Haynesville and the Eagle Ford regions. On a year-to-date basis, Southern Division revenue was $39.8 million, a decrease of 26.1% when compared with YTD revenue of $53.8 million in the same period of 2014.
Second-quarter adjusted EBITDA for the Southern Division was $1.9 million, an 18.1% year-over-year decrease compared with adjusted EBITDA of $2.4 million in the second quarter of 2014. Adjusted EBITDA margin in the Southern Division increased 230 basis points to 11.1% when compared with an adjusted EBITDA margin of 8.8% in the second quarter of 2014. On a YTD basis, adjusted EBITDA was $4.2 million with a margin of 10.7%, compared with $3.9 million and a margin of 7.3% for the corresponding period in 2014. Margin improvements were primarily due to the impact of cost-savings initiatives.
Conference Call & Webcast
The Company will host a conference call and webcast to discuss second quarter 2015 results at 12:00 p.m. ET, 9:00 a.m. PT on Monday, August 10, 2015. To participate, please dial +1-877-407-0784 (US) or +1-201-689-8560 (International) and reference conference ID 13613594. The call will be webcast live, and a slide presentation will accompany the call. To access the webcast, go to http://public.viavid.com/index.php?id=115157.
An audio replay of the call will be available approximately one hour following the conclusion of the call. The audio replay can be accessed telephonically through August 17, 2015 by dialing +1-877-870-5176 (US) or +1-858-384-5517 (International) and entering access code 13613594. A replay of the webcast and accompanying slides will be available by accessing the “Investors” section of the Company’s web site at www.nuverra.com.
About Nuverra
Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, waste fluids and hydrocarbons. The Company continues to expand its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra on the Company's website, http://www.nuverra.com, and in documents filed with the U.S. Securities and Exchange Commission (SEC) at http://www.sec.gov.

Forward-Looking Statements

The information contained herein includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include forecasts of growth, revenues, business activity, adjusted EBITDA, pipeline and solids treatment initiatives, and landfill and treatment facility activities, as well as statements regarding possible acquisitions, divestitures, financings, business growth and expansion opportunities, availability of capital, ability to access capital markets, cost-savings initiatives, expected outcome of litigation and other statements that are not historical facts. Actual results may differ materially from results expressed or implied by these forward-looking statements. All forward-looking statements involve risks and uncertainties, including, difficulties encountered in acquiring and integrating businesses; uncertainties in evaluating goodwill and long-lived assets for potential impairment; potential impact of litigation; risks of successfully consummating expected transactions within the timeframes or on the terms contemplated; uncertainty relating to successful negotiation, execution and consummation of all necessary definitive agreements in connection with our strategic initiatives; whether certain markets grow as anticipated; pricing pressures; risks associated with our indebtedness; current and projected future uncertainties in commodities markets, including low oil and/or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; shifts in production in shale areas where we operate and/or shale areas where we currently do not have operations; control of costs and expenses, including uncertainty regarding the ability to successfully implement cost-savings initiatives; and the competitive and regulatory environment. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Source: Nuverra Environmental Solutions
Nuverra Environmental Solutions, Inc.
Liz Merritt, VP-Investor Relations & Communications
480-878-7452
ir@nuverra.com

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue:
Non-rental revenue	$85,530	$107,299	$192,540	$217,143
Rental revenue	6,897	19,563	18,999	37,733
Total revenue	92,427	126,862	211,539	254,876
Costs and expenses:
Direct operating expenses	71,574	94,955	159,573	190,334
General and administrative expenses	9,697	22,457	22,397	39,252
Depreciation and amortization	18,296	21,370	35,778	42,281
Other, net	429	—	1,112	—
Total costs and expenses	99,996	138,782	218,860	271,867
Operating loss	(7,569)	(11,920)	(7,321)	(16,991)
Interest expense, net	(12,452)	(12,969)	(25,040)	(25,019)
Other income, net	400	472	721	52
Loss on extinguishment of debt	(1,011)	—	(1,011)	(3,177)
Loss from continuing operations before income taxes	(20,632)	(24,417)	(32,651)	(45,135)
Income tax (expense) benefit	(15)	(305)	9	8,499
Loss from continuing operations	(20,647)	(24,722)	(32,642)	(36,636)
(Loss) income from discontinued operations, net of income taxes	(2,089)	1,453	(1,168)	1,912
Net loss attributable to common stockholders	$(22,736)	$(23,269)	$(33,810)	$(34,724)

Net loss per common share attributable to common stockholders:
Basic and diluted loss from continuing operations	$(0.75)	$(0.97)	$(1.18)	$(1.45)
Basic and diluted (loss) income from discontinued operations	(0.08)	0.06	(0.04)	0.08
Net loss per basic and diluted common share	$(0.83)	$(0.91)	$(1.22)	$(1.37)

Weighted average shares outstanding used in computing net loss per basic and diluted common share	27,679	25,524	27,546	25,273

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2015	2014
Assets	(Unaudited)	(Note 1)
Cash and cash equivalents	$34,634	$13,367
Restricted cash	4,250	114
Accounts receivable, net	61,302	108,813
Inventories	3,252	4,413
Prepaid expenses and other receivables	8,892	4,147
Deferred income taxes	2,686	3,179
Other current assets	165	173
Current assets held for sale	1,972	20,466
Total current assets	117,153	154,672
Property, plant and equipment, net	449,829	475,982
Equity investments	3,786	3,814
Intangibles, net	18,375	19,757
Goodwill	104,721	104,721
Other assets	14,328	17,688
Long-term assets held for sale	—	94,938
Total assets	$708,192	$871,572
Liabilities and Equity
Accounts payable	$12,856	$18,859
Accrued liabilities	33,717	43,395
Current portion of contingent consideration	8,783	9,274
Current portion of long-term debt	7,321	4,863
Financing obligation to acquire non-controlling interest	—	11,000
Current liabilities of discontinued operations	—	8,802
Total current liabilities	62,677	96,193
Deferred income taxes	2,956	3,448
Long-term portion of debt	516,183	592,455
Long-term portion of contingent consideration	—	550
Other long-term liabilities	3,812	3,874
Long-term liabilities of discontinued operations	—	22,105
Total liabilities	585,628	718,625
Commitments and contingencies
Common stock	30	29
Additional paid-in capital	1,369,098	1,365,537
Treasury stock	(19,786)	(19,651)
Accumulated deficit	(1,226,778)	(1,192,968)
Total equity of Nuverra Environmental Solutions, Inc.	122,564	152,947
Total liabilities and equity	$708,192	$871,572

Note 1: The condensed consolidated balance sheet at December 31, 2014 has been derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(33,810)	$(34,724)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Income from discontinued operations, net of income taxes	(906)	(1,912)
Loss on the sale of TFI	2,074	—
Depreciation and amortization of intangible assets	35,778	42,281
Amortization of deferred financing costs and debt discounts, net	2,438	1,718
Stock-based compensation	1,516	1,408
Gain on disposal of property, plant and equipment	(1,312)	(2,248)
Bad debt expense	(208)	1,014
Loss on extinguishment of debt	1,011	3,177
Deferred income taxes	1	(6,965)
Other, net	316	1,147
Changes in operating assets and liabilities:
Accounts receivable	47,719	(10,857)
Prepaid expenses and other receivables	(5,273)	6,024
Accounts payable and accrued liabilities	(8,113)	(3,429)
Other assets and liabilities, net	1,105	(515)
Net cash provided by (used in) operating activities from continuing operations	42,336	(3,881)
Net cash (used in) provided by operating activities from discontinued operations	(708)	2,880
Net cash provided by (used in) operating activities	41,628	(1,001)
Cash flows from investing activities:
Proceeds from the sale of TFI	78,897	—
Proceeds from the sale of property, plant and equipment	3,448	3,810
Purchases of property, plant and equipment	(10,807)	(23,943)
Increase in restricted cash	(4,250)	—
Net cash provided by (used in) investing activities from continuing operations	67,288	(20,133)
Net cash used in investing activities from discontinued operations	(181)	(2,262)
Net cash provided by (used) in investing activities	67,107	(22,395)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	50,725
Payments on revolving credit facility	(81,647)	(27,700)
Payments for deferred financing costs	—	(734)
Payments on vehicle financing and other financing activities	(7,765)	(3,713)
Net cash (used in) provided by financing activities from continuing operations	(89,412)	18,578
Net cash used in financing activities from discontinued operations	(105)	—
Net cash (used in) provided by financing activities	(89,517)	18,578
Net increase (decrease) in cash and cash equivalents	19,218	(4,818)
Cash and cash equivalents - beginning of period	15,416	9,212
Cash and cash equivalents - end of period	34,634	4,394
Less: cash and cash equivalents of discontinued operations - end of period	—	1,047
Cash and cash equivalents of continuing operations - end of period	$34,634	$3,347

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED NON-GAAP RECONCILIATIONS
(In thousands)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per share, and operating working capital, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company's liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

Reconciliation of Loss from Continuing Operations to EBITDA, Adjusted EBITDA from Continuing Operations and Total Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Loss from continuing operations	$(20,647)	$(24,722)	$(32,642)	$(36,636)
Depreciation of property, plant and equipment	17,588	16,974	34,359	33,581
Amortization of intangible assets	708	4,396	1,419	8,700
Interest expense, net	12,452	12,969	25,040	25,019
Income tax expense (benefit)	15	305	(9)	(8,499)
EBITDA	10,116	9,922	28,167	22,165
Adjustments:
Transaction-related costs, including earnout adjustments, net	177	—	(132)	513
Stock-based compensation	727	1,115	1,516	1,408
Legal and environmental costs, net	397	12,782	404	14,638
Restructuring, exit and other costs	513	63	1,335	63
Loss on extinguishment of debt	1,011	—	1,011	3,177
Integration, severance and rebranding costs	—	—	—	2,072
Gain on disposal of assets	(658)	(993)	(1,312)	(2,248)
Adjusted EBITDA from continuing operations	12,283	22,889	30,989	41,788
Adjusted EBITDA from discontinued operations	7	3,016	1,197	6,114
Total Adjusted EBITDA	$12,290	$25,905	$32,186	$47,902

Reconciliation of (Loss) Income from Discontinued Operations to EBITDA from Discontinued Operations and Adjusted EBITDA from Discontinued Operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
(Loss) income from discontinued operations	$(2,089)	$1,453	$(1,168)	$1,912
Income tax (benefit) expense	—	(31)	265	1,665
EBITDA from discontinued operations	(2,089)	1,422	(903)	3,577
Adjustments:
Transaction-related costs	22	907	26	1,931
Legal and environmental costs, net	—	733	—	733
Loss (gain) on disposal of assets	2,074	(46)	2,074	(127)
Adjusted EBITDA from discontinued operations	$7	$3,016	$1,197	$6,114

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED NON-GAAP RECONCILIATIONS (continued)
(In thousands)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

	Rocky Mountain	Northeast	Southern	Corporate	Total
Three Months Ended June 30, 2015
Revenue	$47,601	$27,411	$17,415	$—	$92,427
Direct operating expenses	36,107	21,996	13,471	—	71,574
General and administrative expenses	1,322	1,021	1,219	6,135	9,697
Depreciation and amortization	8,801	4,060	5,195	240	18,296
Operating income (loss)	1,371	295	(2,468)	(6,767)	(7,569)
Operating margin %	2.9%	1.1%	(14.2)%	NA	(8.2)%
Income (loss) from continuing operations before income taxes	1,805	(200)	(2,628)	(19,609)	(20,632)

Income (loss) from continuing operations	$1,805	$(206)	$(2,632)	$(19,614)	$(20,647)
Depreciation and amortization	8,801	4,060	5,195	240	18,296
Interest expense, net	144	436	41	11,831	12,452
Income tax expense	—	6	4	5	15
EBITDA	$10,750	$4,296	$2,608	$(7,538)	10,116

Adjustments, net	14	371	(669)	2,451	2,167
Adjusted EBITDA from continuing operations	$10,764	$4,667	$1,939	$(5,087)	$12,283
Adjusted EBITDA margin %	22.6%	17.0%	11.1%	NA	13.3%

	Rocky Mountain	Northeast	Southern	Corporate	Total
Three Months Ended June 30, 2014
Revenue	$77,479	$22,484	$26,899	$—	$126,862
Direct operating expenses	53,252	18,433	23,270	—	94,955
General and administrative expenses	1,504	4,360	6,018	10,575	22,457
Depreciation and amortization	12,765	3,955	4,486	164	21,370
Operating income (loss)	9,958	(4,264)	(6,875)	(10,739)	(11,920)
Operating margin %	12.9%	(19.0)%	(25.6)%	NA	(9.4)%
Income (loss) from continuing operations before income taxes	9,904	(2,656)	(8,739)	(22,926)	(24,417)

Income (loss) from continuing operations	$9,904	$(2,656)	$(8,739)	$(23,231)	$(24,722)
Depreciation and amortization	12,765	3,955	4,486	164	21,370
Interest expense, net	185	430	167	12,187	12,969
Income tax expense	—	—	—	305	305
EBITDA	$22,854	$1,729	$(4,086)	$(10,575)	9,922

Adjustments, net	143	271	6,453	6,100	12,967
Adjusted EBITDA from continuing operations	$22,997	$2,000	$2,367	$(4,475)	$22,889
Adjusted EBITDA margin %	29.7%	8.9%	8.8%	NA	18.0%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED NON-GAAP RECONCILIATIONS (continued)
(In thousands)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

	Rocky Mountain	Northeast	Southern	Corporate	Total
Six Months Ended June 30, 2015
Revenue	$117,011	$54,724	$39,804	$—	$211,539
Direct operating expenses	84,532	43,492	31,549	—	159,573
General and administrative expenses	3,378	2,925	3,297	12,797	22,397
Depreciation and amortization	17,538	7,987	9,843	410	35,778
Operating income (loss)	11,563	197	(5,482)	(13,599)	(7,321)
Operating margin %	9.9%	0.4%	(13.8)%	NA	(3.5)%
Income (loss) from continuing operations before income taxes	11,902	(187)	(5,563)	(38,803)	(32,651)

Income (loss) from continuing operations	$11,902	$(193)	$(5,567)	$(38,784)	$(32,642)
Depreciation and amortization	17,538	7,987	9,843	410	35,778
Interest expense, net	253	500	94	24,193	25,040
Income tax expense (benefit)	—	6	4	(19)	(9)
EBITDA	$29,693	$8,300	$4,374	$(14,200)	28,167

Adjustments, net	(575)	146	(131)	3,382	2,822
Adjusted EBITDA from continuing operations	$29,118	$8,446	$4,243	$(10,818)	$30,989
Adjusted EBITDA margin %	24.9%	15.4%	10.7%	NA	14.6%

	Rocky Mountain	Northeast	Southern	Corporate	Total
Six Months Ended June 30, 2014
Revenue	$159,385	$41,659	$53,832	$—	$254,876
Direct operating expenses	110,599	34,858	44,877	—	190,334
General and administrative expenses	4,599	6,284	9,371	18,998	39,252
Depreciation and amortization	25,434	7,828	8,692	327	42,281
Operating income (loss)	18,753	(7,311)	(9,109)	(19,324)	(16,991)
Operating margin %	11.8%	(17.5)%	(16.9)%	NA	(6.7)%
Income (loss) from continuing operations before income taxes	18,587	(5,890)	(11,408)	(46,424)	(45,135)

Income (loss) from continuing operations	$18,587	$(5,890)	$(11,408)	$(37,925)	$(36,636)
Depreciation and amortization	25,434	7,828	8,692	327	42,281
Interest expense, net	321	503	272	23,923	25,019
Income tax benefit	—	—	—	(8,499)	(8,499)
EBITDA	$44,342	$2,441	$(2,444)	$(22,174)	22,165

Adjustments, net	386	1,072	6,352	11,813	19,623
Adjusted EBITDA from continuing operations	$44,728	$3,513	$3,908	$(10,361)	$41,788
Adjusted EBITDA margin %	28.1%	8.4%	7.3%	NA	16.4%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED NON-GAAP RECONCILIATIONS (continued)
(In thousands)

Reconciliation of Special Items to Adjusted Net Loss to EBITDA from Continuing Operations

	Three Months Ended June 30, 2015
	As Reported	Special Items		As Adjusted
Revenue	$92,427	$—		$92,427
Direct operating expenses	71,574	658	[A]	72,232
General and administrative expenses	9,697	(1,208)	[B]	8,489
Operating loss	(7,569)	979	[C]	(6,590)
Loss from continuing operations	(20,647)	2,169	[D]	(18,478)

Basic and diluted loss from continuing operations	$(0.75)			$(0.67)

Loss from continuing operations	$(20,647)			(18,478)
Depreciation and amortization	18,296			18,296
Interest expense, net	12,452			12,452
Income tax expense	15			13
EBITDA and Adjusted EBITDA from continuing operations	$10,116			$12,283

Description of 2015 Special Items:
[A]	Special items include a gain on sale related to the disposal of certain transportation related assets.

[B]	Primarily attributable to stock-based compensation, non-routine litigation expenses and certain refinancing costs associated with our ABL Facility.

[C]	Primarily includes the aforementioned adjustments, and a charge of approximately $0.4 million associated with Company's restructuring initiative and other exit related costs from certain shale basins.

[D]
Primarily includes the aforementioned adjustments, along with a charge of $1.0 million in connection with a write-off of a portion of the unamortized deferred financing costs associated with our ABL Facility and a charge related to a prior acquisition earnout reserve of $0.2 million. Additionally, the Company's effective tax rate for the three months ended June 30, 2015 was zero percent and has been applied to the special items accordingly.

	Three Months Ended June 30, 2014
	As Reported	Special Items		As Adjusted
Revenue	$126,862	$—		$126,862
Direct operating expenses	94,955	68	[E]	95,023
General and administrative expenses	22,457	(13,037)	[F]	9,420
Operating (loss) income	(11,920)	12,968		1,048
Loss from continuing operations	(24,722)	13,124	[G]	(11,598)

Basic and diluted loss from continuing operations	$(0.97)			$(0.45)

Loss from continuing operations	(24,722)			$(11,598)
Depreciation and amortization	21,370			21,370
Interest expense, net	12,969			12,969
Income tax expense	305			148
EBITDA and Adjusted EBITDA from continuing operations	$9,922			$22,889

Description of 2014 Special Items:
[E]	Special items include a gain on sale related to the disposal of certain transportation related assets, offset by certain environmental costs.

[F]	Primarily attributable to legal costs incurred as a result of settlement litigation associated with our Texas Cases, and Shareholder litigation.

[G]
Primarily includes the aforementioned adjustments. Additionally, the Company's effective tax rate for the three months ended June 30, 2014 was 1.2% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED NON-GAAP RECONCILIATIONS (continued)
(In thousands)

Reconciliation of Special Items to Adjusted Net Loss to EBITDA from Continuing Operations

	Six Months Ended June 30, 2015
	As Reported	Special Items		As Adjusted
Revenue	$211,539	$—		$211,539
Direct operating expenses	159,573	1,312	[A]	160,885
General and administrative expenses	22,397	(2,143)	[B]	20,254
Operating loss	(7,321)	1,943	[C]	(5,378)
Loss from continuing operations	(32,642)	2,822	[D]	(29,820)

Basic and diluted loss from continuing operations	$(1.18)			$(1.08)

Loss from continuing operations	(32,642)			(29,820)
Depreciation and amortization	35,778			35,778
Interest expense, net	25,040			25,040
Income tax benefit	(9)			(9)
EBITDA and Adjusted EBITDA from continuing operations	$28,167			$30,989

Description of 2015 Special Items:
[A]	Special items include a gain on sale related to the disposal of certain transportation related assets.

[B]	Primarily attributable to stock-based compensation, non-routine litigation expenses and certain refinancing costs associated with our ABL Facility.

[C]	Primarily includes the aforementioned adjustments, and a charge of approximately $1.1 million associated with Company's restructuring initiative and other exit related costs from certain shale basins.

[D]
Primarily includes the aforementioned adjustments, along with a charge of $1.0 million in connection with a write-off of a portion of the unamortized deferred financing costs associated with our ABL Facility and a net reduction related to a prior acquisition earnout reserve of $0.1 million. Additionally, the Company's effective tax rate for the six months ended June 30, 2015 was zero percent and has been applied to the special items accordingly.

	Six Months Ended June 30, 2014
	As Reported	Special Items		As Adjusted
Revenue	$254,876	$—		$254,876
Direct operating expenses	190,334	1,325	[A]	191,659
General and administrative expenses	39,252	(17,356)	[B]	21,896
Operating income	(16,991)	16,031	[C]	(960)
Loss from continuing operations	(36,636)	15,934	[D]	(20,702)

Basic and diluted loss from continuing operations	$(1.45)			$(0.82)

Loss from continuing operations	(36,636)			(20,702)
Depreciation and amortization	42,281			42,281
Interest expense, net	25,019			25,019
Income tax benefit	(8,499)			(4,810)
EBITDA and Adjusted EBITDA from continuing operations	$22,165			$41,788

Description of 2014 Special Items:
[E]	Special items include a gain on sale related to the disposal of certain transportation related assets.

[F]
Primarily attributable to costs incurred as a result of our accounting and administrative integration efforts, stock-based compensation, and certain legal expenses associated with our Texas Cases and Shareholder litigation.

[G]
Primarily includes the aforementioned adjustments, along with a charge of $3.2 million in connection with a write-off of a portion of the unamortized deferred financing costs associated with our Amended Revolving Credit Facility, and a charge of $0.4 million associated with a prior acquisition earnout reserve. Additionally, the Company's effective tax rate for the six months ended June 30, 2014 was -18.8% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED NON-GAAP RECONCILIATIONS (continued)
(In thousands)

Reconciliation of Free Cash Flow from Continuing Operations

	Six Months Ended June 30,
	2015	2014
Net cash provided by (used in) operating activities from continuing operations	$42,336	$(3,881)
Less: net cash capital expenditures, [1]	(7,359)	(20,133)
Free Cash Flow	$34,977	$(24,014)

[1]	Purchases of property, plant and equipment net of proceeds received